Pledge Agreement
               (Stocks, Bonds and Commercial Paper)


 THIS PLEDGE AGREEMENT, dated as of this 30th day of June, 1997, is made by FREEDOM FINANCIAL CORPORATION (the "Pledgor"), with an address at P.O. Box 3027, Louisville, Kentucky 40201, in favor of PNC BANK (the "Secured Party"), with an address at Citizens Plaza, Louisville, Kentucky 40296.

 1. Pledge. In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party all of the pledgor's right, title and interest in and to the collateral described in Exhibit A attached hereto and made a part hereof, whether now owned or hereafter acquired, together with all additions, submissions, replacement and proceeds and all income, interest, dividends and other distributions thereof (the "Collateral"). If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party accompanied by duly executed blank stock or bond powers or assignments as applicable. The Pledgor hereby authorized the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.

 2. Obligations Secured. The Collateral secures payment to the Secured Party of all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Secured Party from the Pledgor and from FREEDOM HOLDING, INC. (the "Borrower"), of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Secured Party's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, exceptions, renewals or increase, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (collectively, the "Obligations").

 3. Representations and Warranties. The Pledgor represents and warrants to the Secured Party as follows:

     3.1 There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

     3.2 The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor, the Custodian (as hereinafter defined) or a nominee.

     3.3 The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above, and the Pledgor will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral.

     3.4 The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor's title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.

     3.5 The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.

 4.  Covenants.

     4.1 Unless otherwise agreed in writing between the Pledgor and the Secured Party, the Pledgor agrees to maintain Collateral having a Minimum Margin Value of at least $700,000.00 or the outstanding amount of the Obligations, whichever is higher, and to provide additional Collateral to the Secured Party immediately upon the Secured Party's request if the Minimum Margin Value is not maintained. "Minimum Margin Value" shall be calculated by multiplying the market value of the Collateral times the Secured Party's margin requirements for the type of Collateral as set forth on Exhibit A or as otherwise agreed in writing.

     4.2  If all or part of the Collateral constitutes
"margin stock" within the meaning of Regulation U of the Federal Reserve Board, the Pledgor agrees to execute and deliver Form U-1 to the Secured Party and, unless otherwise agreed in writing between the Pledgor and the Secured Party, no part of the proceeds of the Obligations may be used to purchase or carry margin stock.

 5.  Default.

     5.1 If any of the following occur (each an "Event of Default"): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) the Falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor,
(vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, or (vii) the termination or breach of the notification and consent agreement referred to in Section 8 below, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time or otherwise at law or in equity, including the right to sell or otherwise dispose of the Collateral.

     5.2  (a)  At any bona fide public sale the Secured
Party shall be free to purchase all or any part of the Collateral. Any such sale may be on cash or credit. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, five days written notice sent to the Pledgor at the notice address specified below will be reasonable.

          (b) The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     5.3. The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower's obligations, the Borrower will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Borrower or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

     5.4. If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations from the disposition of the Collateral and if the Secured Party repays all or any part of such amount, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower's obligations, the Borrower will be and remain liable for the amounts so repaid or recovered to the same extent as if never originally received by the Secured Party.

     6. Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.

     7. Dividends, Interest and Premiums. The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party's rights under Section 5 above.

     8. Uncertificated Securities. If the Collateral includes uncertificated securities, then the Pledgor agrees to cause the financial intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears (the "Custodian") to execute and deliver a notification and consent agreement satisfactory to the Secured Party in order to perfect and protect the Secured Party's security interest in the Collateral.

     9. Further Assurances. At any time and from time to time, upon demand of the Secured Party, the Pledgor will give, execute, file and record any notice, financing statement, continuation statement, instrument, document or agreement that the Secured Party may consider necessary or desirable to create, preserve continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact to do all acts and things in the Pledgor's name that the Secured Party may deem necessary or desirable. The Secured Party is authorized to file financing statements, continuation statements and other documents under the Uniform Commercial Code relating to the Collateral without the Pledgor's signature, naming the Pledgor as debtor and the Secured Party as secured party.

     10. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to the Pledgor or the Secured Party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth above or to such other address as either the Pledgor or the Secured Party may give to the other in writing for such purpose.

     11. Preservation of Rights. No delay or omission on the Secured Party's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party's action or inaction impair any such right or power. The Secured Party's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

     12. Illegality. In case any one or more of the provisions contained in the Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13. Changes in Writing. No modification, amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor therefrom will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

     14.  Entire Agreement.  This Pledge Agreement
(including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

     15. Successors and Assigns. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party's prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

     16. Interpretation. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation." Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose. If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

     17. Indemnity. The Pledgor agrees to indemnify each of the Secured Party, its directors, officers and employees and each legal entity, if any, who controls the Secured Party
(the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Pledge Agreement; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgor may participate at its expense in the defense of any such claim.

     18.  Governing Laws and Jurisdiction.  This Pledge
Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party's office indicated above is located. THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED PARTY'S OFFICE INDICATED ABOVE IS LOCATED EXCLUDING ITS CONFLICT OF LAWS RULES. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Secured Party's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Pledgor at the Pledgor's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier, provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action insinuated under this Pledge Agreement.

     19.  WAIVER OF JURY TRIAL.  THE PLEDGOR IRREVOCABLY
WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Pledgor acknowledges that it has read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS/ATTEST:                FREEDOM FINANCIAL CORPORATION
                              (Corporation, Partnership or
                              other Entity)


/s/ J.B. Williams                  By:/s/ W.B. Collett

Print Name: J.B. Williams          Print Name:      W.B. Collett

                              Title:      Chairman & CEO


______________________________     ______________________________
                              (Individual)                 (SEAL)
Print Name: __________________     Print Name:___________________


______________________________     ______________________________
                              (Individual)                 (SEAL)
Print Name: __________________     Print Name: __________________



                  EXHIBIT A TO PLEDGE AGREEMENT
                    (CERTIFICATED SECURITIES)


The specific assets listed below are pledge as collateral and are restricted from trading and withdrawals. The Secured Party's written approval is required prior to any trading or withdrawals of such assets.


Quantity         Description of Securities  Certificate Number(s)

200,000 shares   Florida Gaming, Inc.        FGC2160, FGC2188,
                                             FGC2154